CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jun Xia, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of China Pediatric Pharmaceuticals, Inc. on Form 10-K for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of China Pediatric Pharmaceuticals, Inc..

	By:	/s/ JUN XIA
DatDate: April 15, 2014	Name:	Jun Xia
	Title:	Chief Executive Officer

I, Minggang Xiao, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of China Pediatric Pharmaceuticals, Inc. on Form 10-K for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of China Pediatric Pharmaceuticals, Inc..

	By:	/s/ MINGGANG XIAO
DatDate: : April 15, 2014	Name:	Minggang Xiao
	Title:	Chief Financial Officer